Tidal Trust IV 485BPOS

Exhibit 99.(h)(iii)(iv)

FOURTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FOURTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement dated as of June 8, 2026, as amended (the “Agreement”), is entered into by and between TIDAL TRUST IV, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following funds:

●	Buffered Bulldog ETF by C.J. Lawrence, a division of Apollon

●	Emerging Markets Optical & Photonics ETF

●	Manifold Equity Market Neutral ETF

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to reflect the following name changes:

●	China AI ETF (f/k/a The China AI ETF)

●	China AI Tigers LLM ETF (f/k/a The China AI Tigers ETF)

●	Emerging Markets AI ETF (f/k/a The Emerging Markets AI ETF)

●	Emerging Markets GPU ETF (f/k/a The GPUs ETF)

●	Emerging Markets AI MAG 3 ETF (f/k/a The Emerging Markets AI MAG 3 ETF)

●	Emerging Markets Memory ETF (f/k/a The Emerging Markets Memory ETF)

●	Emerging Markets Semiconductor ETF (f/k/a The Emerging Markets Semiconductor ETF)

●	VegaShares AI Advanced Materials ETF (f/k/a VegaShares AI Metals, Miners & Materials ETF)

●	VegaShares AI Automated Test Equipment ETF (f/k/a VegaShares AI Testing Equipment ETF)

●	VegaShares AI Hard Drive ETF (f/k/a VegaShares AI Storage ETF)

●	VegaShares Semiconductor Materials ETF (f/k/a VegaShares Silicon Silicates ETF)

●	VegaShares Space & AI ETF (f/k/a VegaShares SpaceX & Beyond Earth ETF)

WHEREAS, Section 13(e) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST IV		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Elizabeth Scalf

Name:	Eric Falkeis	Name:	Elizabeth Scalf

Title:	Principal Executive Officer	Title:	Senior Vice President

Date:	10/21/2026	Date:	10/22/2026

Exhibit A to the Transfer Agent Servicing Agreement

Separate Series of Tidal Trust IV

Name of ETF Series
VegaShares Creatorverse ETF
VegaShares Space & AI ETF
VegaShares Synthetic Mind ETF
Defiance AI Hyperscale Leaders ETF
DailyDelta Bitcoin Call Options Strategy ETF
DailyDelta Bitcoin Put Options Strategy ETF
DailyDelta Nasdaq 100® Call Options Strategy ETF
DailyDelta Nasdaq 100® Put Options Strategy ETF
DailyDelta R2000 Call Options Strategy ETF
DailyDelta R2000 Put Options Strategy ETF
DailyDelta SP500 Call Options Strategy ETF
DailyDelta SP500 Put Options Strategy ETF
Systematic Equity Alpha ETF
China AI ETF
China AI Tigers LLM ETF
Emerging Markets AI ETF
Emerging Markets AI MAG 3 ETF
Emerging Markets Memory ETF
Emerging Markets Semiconductor ETF
Emerging Markets GPU ETF
VegaShares AI Advanced Chip Packaging ETF
VegaShares AI Compute ETF
VegaShares AI Energy ETF
VegaShares AI Fab Equipment ETF
VegaShares AI Inference ETF
VegaShares AI Inference Infrastructure ETF
VegaShares AI Advanced Materials ETF
VegaShares AI Networking ETF
VegaShares AI On-Devices ETF
VegaShares AI Rack Hardware ETF
VegaShares AI Hard Drive ETF
VegaShares AI Automated Test Equipment ETF
VegaShares AI Thermal, Cooling & Power Management ETF
VegaShares Cross Asset Premium Income ETF
VegaShares Edge AI ETF
VegaShares Junior AI ETF
VegaShares Multilayer Ceramic Capacitors ETF
VegaShares Printed Circuit Boards ETF
VegaShares Short Volatility Premium Income ETF
VegaShares Semiconductor Materials ETF
VegaShares Silicon Wafers ETF

VegaShares Trillions ETF
VegaShares Triple Source Income ETF
MayTech Global Growth ETF
Raub Brock Dividend Growth ETF
Buffered Bulldog ETF by C.J. Lawrence, a division of Apollon
Emerging Markets Optical & Photonics ETF
Manifold Equity Market Neutral ETF

Name of Mutual Fund Series

4